UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

MAZAL PLANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	20-3761221 (IRS Employer ID Number)

43 West 33rd Street
New York, NY 10001
(Address of principal executive offices)

(212) 695-3334
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 1, 2008, the Board of Directors of the Registrant adopted a resolution setting forth the rights, preferences, powers, privileges and limitations of the Registrant's Preferred Stock. In addition, on May 1, 2008, The Board of Directors further authorized the issuance of 12,000 shares of Preferred Stock to creditors of the Registrant.

Immediately following the adoption of these resolutions, the management of the Registrant commenced the process of updating its registered agent information with the State of Nevada and of filing a Certificate of Designation relating to the Preferred Stock with the State of Nevada.

However, unbeknownst to the management of the Registrant, on May 5, 2008, a Form 8-K was filed without the knowledge or authorization of the management of the Registrant reporting on a purported change in the management of the Registrant by means of a written consent adopted by the holders of a majority of the outstanding shares of the Registrant in April 2008.

The Board of Directors of the Registrant adopted the May 1, 2008 resolutions described in this Form 8-K prior to having any knowledge of the May 5, 2008 Form 8-K filed by the purported new management. Moreover, a Rule 14C Information Statement was neither filed with the SEC nor distributed to the shareholders of the Company. As such, the purported action taken by the written consent described in the May 5, 2008 Form 8-K is of no effect. The purported change is also invalid under applicable state law. Thus, management retains its authority to act on behalf of the Registrant.

Management was delayed in filing this Form 8-K because of a refusal by the Registrant’s printer to provide services to the Registrant after having been contacted by counsel to the purported new management.

The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Preferred Stock are as follows:

      1.     Dissolution, Liquidation or Winding Up: The holders of the Preferred Stock shall receive assets and surplus funds available for distribution to stockholders upon any liquidation, whether voluntary or involuntary, in the amount of the Debt prior to the distribution to the other stockholders.

      2.     Protective Provisions: The consent of the holders of at least 60% of the then-outstanding shares of Preferred Stock shall be required for: (i) any amendment, alteration or repeal of any provision of the Articles of Incorporation or Bylaws of the Corporation; (ii) the issuance of any dividend by the Corporation; (iii) the appointment or removal of any member of the Board of Directors; (iv) any liquidation of the business and affairs of the Corporation or any of its subsidiaries or any change of control transaction involving any of the foregoing entities; or (v) the authorization or issuance of any equity securities (or securities convertible into or exercisable or exchangeable for equity securities) which rank senior or on parity with the Preferred Stock.

      3.     Redemption: In the event that the Corporation has legally available funds to repay the Debt (the “Funds”), then both the Corporation and the holders of a majority of the shares of Preferred Stock (the “Majority Holders”) shall have the right to demand prompt redemption of all of the Preferred Stock.

            (a)      No later than the second business day after the funds are available, the Corporation shall deliver a written notice to each holder of Preferred Stock to notify each of them of the availability of the Funds (the “Written Notice”);

            (b)      For a period of not longer than sixty (60) days from the date the Written Notice is delivered, the Funds shall be earmarked for repayment of the Debt and the Corporation shall not use the Funds for any other purpose.

            (c)      Each of the Corporation and the Majority Holders, by written notice to the Corporation and to all of the holders of shares of Preferred Stock, shall have the option to require the redemption of the Preferred Stock by the Corporation within such sixty-day period, such that the Corporation shall make full repayment of the Debt and all of the Preferred Stock shall be cancelled.

On May 8, 2008, the Registrant filed a Certificate of Designation with the State of Nevada.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAZAL PLANT PHARMACEUTICALS, INC.

Dated: May 14, 2008
	By:	/s/ Mechael Kanovsky
Mechael Kanovsky
Chief Executive Officer
and sole Director